EXHIBIT 99.1

NMI Holdings, Inc. Reports Second Quarter 2015 Financial Results,
New Insurance Written Grows 50% Sequentially

NMI Holdings, Inc. (Nasdaq: NMIH) today reported results for the second quarter ended Jun. 30, 2015. The company reported a net loss for the second quarter of $10.4 million, or $0.18 per share, which compares with a net loss of $7.8 million, or $0.13 per share, in the prior quarter, and a net loss of $12.9 million, or $0.22 per share, in the second quarter of 2014.
Bradley Shuster, chairman and CEO of National MI, said, "In the second quarter, we drove significant growth in new insurance written (NIW). This is primarily attributable to strength in our flow business, which grew 69% over the prior quarter, driven by significant gains with customers who delivered NIW in 2014, contributions from new customers added in 2015, and a stronger than expected origination market. We believe our rapid growth reflects customers' favorable response to our differentiated value proposition as well as solid execution by our team."

•	Total new insurance written (NIW) for the second quarter was $2.5 billion, up 50% from $1.7 billion in the prior quarter.

•	Excluding aggregated single, the company’s “flow” NIW for the second quarter was $1.9 billion, up 69% from $1.2 billion in the prior quarter.

•	Aggregated single-premium NIW for the second quarter was $0.6 billion, up 11% from $0.5 billion in the prior quarter.

•
Premiums earned for the quarter were $8.9 million, up from $6.9 million in the prior quarter. Investment income in the second quarter was $1.7 million, up from $1.6 million in the prior quarter. Total revenues were $10.9 million, up from $9.1 million in the prior quarter.

•
Total underwriting and operating expenses in the second quarter were $20.9 million, including share-based compensation expense of $2.1 million. This compares with total underwriting and operating expenses of $18.4 million, including $2.0 million of share-based compensation, in the prior quarter.

•
As of the end of the second quarter, the company had approved master policies in place with 842 customers, up from 777 as of the end of the prior quarter, and up from 570 as of the end of the second quarter of 2014. Customers delivering NIW in the quarter grew to 340, which compares with 291 in the prior quarter and 94 in the same quarter a year ago.

•
As of Jun. 30, 2015, the company had primary insurance-in-force of $7.2 billion, which compares with $4.8 billion at the prior quarter end and $0.9 billion as of Jun. 30, 2014. Pool insurance-in-force as of the end of the second quarter was $4.5 billion, which compares with $4.6 billion at the prior quarter-end and $4.9 billion as of Jun. 30, 2014.

•
As of Jun. 30, 2015, cash and investments were $434 million, including $163 million at the holding company, and book equity was $412 million, equal to $7.01 per share. This book value excludes any benefit attributable to the company’s deferred tax asset of approximately $54 million as of Dec. 31, 2014.

•
As of Jun. 30, 2015, the company’s risk-to-available assets ratio in its primary insurance company was 8:1, which compares with the maximum risk-to-available assets ratio under the final PMIERs of 18:1.

Conference Call and Webcast Details
NMI Holdings, Inc. will hold a conference call today, Aug. 4, 2015, at 2:00 p.m. Pacific / 5:00 p.m. Eastern to discuss results for the quarter. The conference call will be broadcast live on the company’s website, on the "Events and Presentations" page of the "Investors" section at http://ir.nationalmi.com. The call may also be accessed by dialing (888) 734-0328 inside the U.S., or (678) 894-3054 for international callers using Conference ID: 83506045, or by referencing NMI Holdings, Inc. Investors and analysts are asked to dial-in ten minutes before the conference call begins.

EXHIBIT 99.1

About National MI
National Mortgage Insurance Corporation (National MI), a subsidiary of NMI Holdings, Inc. (NASDAQ: NMIH), is a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this press release or any other written or oral statements made by or on behalf of the Company in connection therewith may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act), and the U.S. Private Securities Litigation Reform Act of 1995 (PSLRA). The PSLRA provides a "safe harbor" for any forward-looking statements. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements, including any statements about our expectations, outlook, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believe," "can," "could," "may," "predict," "assume," "potential," "should," "will," "estimate," "plan," "project," "continuing," "ongoing," "expect," "intend" and similar words or phrases. All forward-looking statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that may turn out to be inaccurate and could cause actual results to differ materially from those expressed in them. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our business and operations. Important factors that could cause actual events or results to differ materially from those indicated in such statements include, but are not limited to: our ability to implement our business strategy, including our ability to attract and retain a diverse customer base and to achieve a diversified mix of business across the spectrum of our product offerings; changes in the business practices of the GSEs that may impact the use of private mortgage insurance; our ability to comply with the financial requirements of the PMIERs, once effective; our ability to maintain sufficient holding company liquidity to meet our short- and long-term liquidity needs; heightened competition for our mortgage insurance business from other private mortgage insurers and the FHA; adoption of new or changes to existing laws and regulations or their enforcement and implementation by regulators, including changes to the GSEs' role in the secondary mortgage market or other changes that could affect the residential mortgage industry generally or mortgage insurance in particular and potential future lawsuits, investigations or inquiries or resolution of current inquiries, including a June 2015 letter from the Wisconsin Office of the Commissioner of Insurance requesting that each MI company, including us, respond to a number of inquiries related to whether the company has offered customized terms or rates; and general economic downturns and volatility. These risks and uncertainties also include, but are not limited to, those set forth under the heading "Risk Factors" detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2014 and as updated through other reports we file with the SEC. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We caution you not to place undue reliance on any forward-looking statement, which speaks only as of the date on which it is made, and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information, future events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law.

Investor Contact
John M. Swenson
Vice President, Investor Relations and Treasury
(510) 788-8417
john.swenson@nationalmi.com

Press Contact
Mary McGarity
Strategic Vantage Mortgage Public Relations
(203) 513-2721
MaryMcGarity@StrategicVantage.com

EXHIBIT 99.1

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
	For the three months ended June 30,		For the six months ended June 30,
	2015	2014	2015	2014
Revenues	(In Thousands)
Net premiums written	$20,347	$5,051	33,268	10,229
Increase in unearned premiums	(11,491)	(2,958)	(17,476)	(6,232)
Net premiums earned	8,856	2,093	15,792	3,997
Net investment income	1,688	1,468	3,283	2,957
Net realized investment gains	354	—	967	—
Total revenues	10,898	3,561	20,042	6,954
Expenses
Insurance claims and claims expenses	(6)	28	98	28
Underwriting and operating expenses	20,910	18,637	39,259	37,938
Total expenses	20,904	18,665	39,357	37,966
Other (loss) income
(Loss) gain from change in fair value of warrant liability	(106)	952	1,142	1,769
Gain from settlement of warrants	—	—	—	37
Loss before income taxes	(10,112)	(14,152)	(18,173)	(29,206)
Income tax expense (benefit)	241	(1,297)	—	(1,297)
Net loss	$(10,353)	$(12,855)	$(18,173)	$(27,909)

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
	June 30, 2015	December 31, 2014
	(In Thousands)
Total investment portfolio	$370,042	$336,501
Cash and cash equivalents	64,301	103,021
Deferred policy acquisition costs, net	8,218	2,985
Software and equipment, net	13,284	11,806
Other assets	10,244	8,952
Total assets	$466,089	$463,265
Reserve for insurance claims and claims expenses	$181	$83
Accounts payable and accrued expenses	12,309	10,646
Unearned premiums	39,545	22,069
Warrant liability	2,230	3,372
Deferred tax liability	137	137
Total liabilities	54,402	36,307
Total shareholders' equity	411,687	426,958
Total liabilities and shareholders' equity	$466,089	$463,265

EXHIBIT 99.1

New Insurance Written (NIW), Insurance in Force (IIF) and Risk in Force (RIF)
The table below shows primary NIW, IIF, RIF, policies in force, the weighted average coverage and loans in default, by quarter, for the last five quarters.

Primary portfolio trends	As of and for the Quarter Ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
	(Dollars in Thousands)
New insurance written	$2,548,515	$1,696,142	$1,692,187	$974,910	$429,944
Insurance in force (1)	$7,190,414	$4,835,248	$3,369,664	$1,812,956	$939,753
Risk in force (1)	$1,715,442	$1,145,602	$801,561	$435,722	$220,949
Policies in force (1)	31,682	21,225	14,603	7,628	3,865
Weighted average coverage (2)	23.9%	23.7%	23.8%	24.0%	23.5%
Loans in default (count)	9	6	4	—	1
Risk in force on defaulted loans	$528	$350	$208	$—	$100

(1)	Reported as of the end of the period.

(2)	End of period RIF divided by IIF.
The table below shows primary and pool IIF, NIW and premiums written and earned.

Primary and pool IIF and NIW	As of and for the quarter ended
	June 30, 2015		March 31, 2015
	IIF	NIW	IIF	NIW
	(In Thousands)
Monthly	$3,616,951	$1,460,166	$2,258,776	$918,697
Single	1,155,482	485,252	680,880	235,517
Aggregated single	2,417,981	603,097	1,895,592	541,928
Total primary	$7,190,414	$2,548,515	$4,835,248	$1,696,142

Pool	4,475,653	—	4,621,346	—
Total	$11,666,067	$2,548,515	$9,456,594	$1,696,142

Primary and pool premiums written and earned	For the quarter ended
	June 30, 2015	March 31, 2015
	(In Thousands)
Net premiums written	$20,347	$12,921
Net premiums earned	8,856	6,936
The tables below show the primary weighted average FICO and the weighted average loan-to-value ratio (LTV), by policy type, for the quarter in which the policy was originated.

Weighted Average FICO
	June 30, 2015	March 31, 2015	June 30, 2014
Monthly	742	740	747
Single	756	749	746
Aggregated single	763	774	758

EXHIBIT 99.1

Weighted Average LTV
	June 30, 2015	March 31, 2015	June 30, 2014
Monthly	92%	91%	93%
Single	91	91	93
Aggregated single	89	88	90
The table below reflects a summary of the change in total primary IIF for the three and six months ended June 30, 2015 and 2014.

Primary IIF	For the three months ended June 30,		For the six months ended June 30,
	2015	2014	2015	2014
	(In Thousands)		(In Thousands)
IIF, beginning of period	4,835,248	514,796	3,369,664	161,731
NIW	2,548,515	429,944	4,244,657	784,257
Cancellations and other reductions	(193,349)	(4,987)	(423,907)	(6,235)
IIF, end of period	7,190,414	939,753	7,190,414	939,753
The table below reflects a summary of our primary IIF and RIF by book year.

Primary IIF and RIF	As of June 30, 2015
	IIF	RIF
	(In Thousands)
2015, through June 30, 2015	4,191,649	997,998
2014	2,915,538	698,016
2013	83,227	19,428
Total	7,190,414	1,715,442
The table below reflects our total primary IIF and RIF by FICO.

	As of June 30, 2015
Primary IIF and RIF	IIF		RIF
	(Dollars in Thousands)
>= 740	$4,476,199	62.3%	$1,048,651	61.1%
680 - 739	2,409,995	33.5	593,075	34.6
620 - 679	304,220	4.2	73,716	4.3
<= 619	—	—	—	—
Total	$7,190,414	100.0%	$1,715,442	100.0%

EXHIBIT 99.1

The tables below reflect our average primary loan size by FICO and the percentage of our RIF by loan type.

	June 30, 2015	December 31, 2014
Average primary loan size by FICO	(In Thousands)
>= 740	$233	$236
680 - 739	219	225
620 - 679	203	205
<= 619	—	—

Percentage of RIF by loan type	Primary	Pool
As of June 30, 2015
Fixed	97.1%	100.0%
Adjustable rate mortgages:
Less than five years	—	—
Five years and longer	2.9	—
Total	100.0%	100.0%
The following table reflects our RIF by LTV.

Total RIF by LTV	Primary			Pool
	RIF	% of Total LTV	Policy Count	RIF	% of Total LTV	Policy Count
As of June 30, 2015	(Dollars in Thousands)
95.01% and above	$35,966	2.1%	680	$—	—%	—
90.01% to 95.00%	926,987	54.0	14,681	—	—	—
85.01% to 90.00%	597,954	34.9	10,417	—	—	—
80.01% to 85.00%	154,521	9.0	5,903	—	—	—
80.00% and below	14	—	1	93,090	100.0	19,784
Total RIF	$1,715,442	100.0%	31,682	$93,090	100.0%	19,784
Geographic Dispersion
The following tables show the distribution by state of our IIF and RIF, for both primary and pool insurance.

Top 10 primary IIF and RIF by state		IIF	RIF
As of June 30, 2015
1.	California	14.1%	13.6%
2.	Texas	7.0	7.4
3.	Florida	5.2	5.3
4.	Michigan	4.7	4.8
5.	Colorado	4.2	4.2
6.	Ohio	3.7	3.9
7.	New Jersey	3.7	3.3
8.	Pennsylvania	3.6	3.6
9.	Arizona	3.6	3.7
10.	North Carolina	3.5	3.5
	Total	53.3%	53.3%

EXHIBIT 99.1

Top 10 pool IIF and RIF by state		IIF	RIF
As of June 30, 2015
1.	California	28.3%	27.7%
2.	Texas	5.3	5.4
3.	Colorado	3.9	3.8
4.	Washington	3.9	3.8
5.	Massachusetts	3.7	3.7
6.	Illinois	3.7	3.7
7.	Virginia	3.7	3.7
8.	New York	2.8	2.9
9.	New Jersey	2.8	2.8
10.	Florida	2.7	2.8
	Total	60.8%	60.3%